                                                                    EXHIBIT 23.3


                 [FULWIDER PATTON LEE & UTECHT, LLP LETTERHEAD]



                               September 26, 2000



VNUS MEDICAL TECHNOLOGIES, INC.
238 East Caribbean Drive
Sunnyvale, CA 94089

     Re: Securities and Exchange Commission Amendment No. 1 to
         Registration Statement on Form S-1
         VNUS MEDICAL TECHNOLOGIES, INC.
         Docket No.: VNUS-36327

Dear Sirs:

     We consent to the use of our name in the second paragraph under the caption "Experts" in the prospectus that constitutes part of Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission by VNUS Medical Technologies, Inc. on September 27, 2000.

                                       Sincerely,

                                       /s/ THOMAS A. RUNK
                                       -------------------------------------
                                       Thomas A. Runk
                                       For FULWIDER PATTON LEE & UTECHT, LLP